UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Stephen F. Ralbovsky has retired from the Board of Directors (“Board”) of Hecla Mining Company (“Company” or “Hecla”) effective February 19, 2026. At the time of his retirement, Mr. Ralbovsky served as Hecla’s Chair of the Audit Committee and a member of the Company’s Health, Safety, Environmental and Technical Committee and Governance and Social Responsibility Committee. Mr. Ralbovsky had been a member of Hecla’s Board since 2016. Mr. Ralbovsky did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On February 19, 2026, Ms. Jill Satre was appointed as the Chair of the Company’s Audit Committee. She has served on the Audit Committee since her appointment to the Board in October 2024. Ms. Satre currently serves as Vice President Internal Audit & Corporate Compliance at TC Energy Corporation, where she provides strategic direction and oversight of corporate compliance programs, enterprise risk management, internal audit, and internal controls over financial reporting. Prior to joining TC Energy Corporation in March 2023, she was a partner at PricewaterhouseCoopers, where she worked from 2000 to 2023. She holds a Chartered Professional Accountant designation in Alberta, Canada and is an inactive Certified Public Accountant in California, U.S. Ms. Satre also serves on the Company’s Governance and Social Responsibility Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Sr. Vice President, General Counsel and Secretary

Dated: February 20, 2026